UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 2, 2024
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2024 (the “Restatement Date”), Edgewell Personal Care Company (the "Company") and certain subsidiaries of the Company entered into a Restatement Agreement (the "Restatement Agreement") with Bank of America, N.A. as administrative agent and collateral agent ("BofA"), and the several lenders from time to time party thereto (together with BofA, the "Lenders"), which amended and restated the Company’s Credit Agreement, dated as of March 28, 2020 (as previously amended by that certain Amendment No. 1 to Credit Agreement, dated as of February 6, 2023, and as otherwise amended, amended and restated, supplemented or otherwise modified prior to the Restatement Date, the “Credit Agreement”).

Pursuant to the Restatement Agreement, all of the $425,000,000 of revolving facility commitments under the Credit Agreement (the “Existing Revolving Facility Commitments”) were replaced with an equal amount of new revolving facility commitments (the “Replacement Revolving Facility Commitments”) having substantially similar terms as the Existing Revolving Facility Commitments, except that the maturity date of the Replacement Revolving Facility Commitments will be the earlier of (i) April 2, 2029, and (ii) (a) March 2, 2028, if the aggregate outstanding amount of the Company’s 5.500% Senior Notes due 2028 is greater than $150 million as of such date and (b) December 29, 2028, if the aggregate outstanding amount of the Company’s 4.125% Senior Notes due 2029 is greater than $150 million of as such date, in each case, subject to certain exceptions.

BofA Securities, Inc. and TD Securities (USA) LLC served as joint lead arrangers and joint bookrunners, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to the Company on the transaction.

A copy of the Restatement Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Restatement Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Restatement Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Restatement Agreement, dated as of April 2, 2024, among Edgewell Personal Care Company, each of the guarantors party thereto, Bank of America, N.A., as Administrative Agent, the Issuing Bank and each Refinancing Lender party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By: /s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer

Dated:April 2, 2024